                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

     Date of report (Date of earliest event reported)   OCTOBER 25, 2006
                                                     ------------------------

                            NBOG BANCORPORATION, INC.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                     GEORGIA
--------------------------------------------------------------------------------
                 (State or Other Jurisdiction of Incorporation)

           001-16413                                      58-2554464
--------------------------------------------------------------------------------
   (Commission File Number)                    (IRS Employer Identification No.)

          807 DORSEY STREET, GAINESVILLE, GEORGIA                        30501
--------------------------------------------------------------------------------
         (Address of Principal Executive Offices)                     (Zip Code)

                                 (770) 297-8060
--------------------------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)

                                 NOT APPLICABLE
--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.        Entry into a Material Definitive Agreement.

         On October 25, 2006, El Banco Financial Corporation and NBOG Bancorporation, Inc. mutually agreed to terminate their pending merger agreement. The parties concluded that receipt of regulatory approval would not be forthcoming on a timely enough basis to satisfy each side's business requirements. Under the terms of a termination agreement, both parties agreed to release any claims they may have against the other and that no termination fee would be paid by either party.

         The foregoing description of the Termination Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement filed as Exhibit 10.1 hereto.

ITEM 1.02.        Termination of a Material Definitive Agreement.

         On October 25, 2006, El Banco Financial Corporation and NBOG Bancorporation, Inc. mutually agreed to terminate their pending merger agreement. The parties concluded that receipt of regulatory approval would not be forthcoming on a timely enough basis to satisfy each side's business requirements. Under the terms of a termination agreement, both parties agreed to release any claims they may have against the other and that no termination fee would be paid by either party.

         The foregoing description of the Termination Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement filed as Exhibit 10.1 hereto.

ITEM 5.02.        Appointment of Principal Officer.

         On October 25, 2006, Allen Smith, was named President of The National Bank of Gainesville and principal executive officer of NBOG Bancorporation, Inc. Prior to this appointment, Mr. Smith had served as a consultant to the Company and its Board of Directors. Mr. Smith has also previously served as Interim Chief Executive and Financial Officer of the Company. Pursuant to the terms of the consulting arrangement with the Company, Mr. Smith will continue to be paid $125 per hour for his services.

         The Company's officers, and the businesses and other organizations with which they are associated, from time to time may have banking transactions in the ordinary course of business with the Bank and the Company. The Bank's policy is that any loans or other commitments to those persons or entities be made in accordance with applicable law and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons or entities of similar standing. All transactions with affiliates must be on terms no less favorable than could be obtained from an unaffiliated third party and must be approved by a majority of directors including a majority of disinterested directors.

         In addition, each loan by the Bank to any officer, director or controlling person of the Bank or any of its affiliates may be made only in compliance with the following conditions:

     The loan:

         o must be evidenced by a promissory note naming the Bank as payee and must contain an annual percentage rate which is reasonably comparable to that normally charged to non-affiliates by other commercial lenders for similar loans made in the Bank's locale;

         o must be repaid according to appropriate amortization schedules and contain default provisions comparable to those normally used by other commercial lenders for similar loans made to non-affiliates in the Bank's locale;

         o must be made only if credit reports and financial statements, or other reasonable investigation appropriate in light of the nature and terms of the loan and which meet the loan policies normally used by other commercial lenders for similar loans made to non-affiliates in the Bank's locale, show the loan to be collectible and the borrower a satisfactory credit risk; and

         o the purpose of the loan and the disbursement of proceeds are reviewed and monitored in a manner comparable to that normally used by other commercial lenders for similar loans made in the Bank's locale.

ITEM 7.01.        Regulation FD Disclosure.

         Information is being furnished in Exhibit 99.1 with respect to a letter to be mailed to shareholders of NBOG Bancorporation, Inc. beginning October 26, 2006.

ITEM 9.01.        Financial Statements and Exhibits.

     EXHIBIT NO.      DESCRIPTION
     -----------      -----------

         10.1 Termination Agreement by and between El Banco Financial Corporation and NBOG Bancorporation, Inc., dated as of October 25, 2006.

         99.1         Letter to Shareholders, dated October 26, 2006.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          NBOG BANCORPORATION, INC.

Dated: October 25, 2006.
                                          By:   /S/ W. BRYAN HENDRIX
                                               ------------------------------
                                          Name:  W. BRYAN HENDRIX
                                                 ----------------------------
                                          Title:   CHIEF FINANCIAL OFFICER
                                                   --------------------------